EXHIBIT 23.4

                     RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                        (formerly Stefanou & Company, LLP)
                           CERTIFIED PUBLIC ACCOUNTANTS
                                 1360 Beverly Road
                                     Suite 305
                               McLean, VA  22101-3621
                                    703-448-9200
                                  703-448-3515 (fax)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To: Cavalcade of Sports Media, Inc.

As independent certified public accountants, we hereby consent to the use in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated April 12, 2002, on our audits of the financial statements of Cavalcade of Sports Media, Inc.



                                            /s/ RUSSELL BEDFORD STEFANOU
                                            MIRCHANDANI  LLP
                                            Russell Bedford Stefanou
                                            Mirchandani LLP

McLean, Virginia
December 3, 2002